Exhibit 99.1

Investor Relations Contact:	Dave Armstrong
Phone:	(812) 962-5059

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports First Quarter Results for 2008

EVANSVILLE, Ind. – May 8, 2008 – Accuride Corporation (NYSE: ACW), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the first quarter ended March 31, 2008.

The Company reported results of $238.2 million in net sales for the first quarter of 2008, compared to $325.4 million for the first quarter of 2007, a decrease of 26.8%.  The decline in net sales reflects a 33% decline in North American Class 8 production and a $24 million reduction due to products re-sourced by a light vehicle customer during 2007.

A net loss of $11.7 million, or ($0.33) per diluted share, was reported for the first quarter of 2008, compared to a net loss of $1.9 million, or ($0.05) per diluted share, for the first quarter of 2007.  The net loss in 2008 included unfavorable special items totaling $8.2 million, or $0.23 per diluted share, which was $12.6 million on a pre-tax basis.  The special items included $8.1 million in costs related to a labor interruption at our Rockford, Illinois, facility and $4.5 million in non-cash unrealized losses related to the mark-to-market of interest rate swaps.

Adjusted EBITDA was $18.5 million for the first quarter of 2008, compared to Adjusted EBITDA of $49.2 million for the first quarter of 2007.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

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Liquidity and Cash Flow

As of March 31, 2008, the Company had net debt of $525.9 million.  For the first quarter of 2008, cash from operating activities was a negative $28.4 million and capital expenditures totaled $10.4 million, resulting in negative free cash flow of $38.8 million, compared to negative free cash flow of $7.6 million in the first quarter of 2007.

“Despite the significant free cash flow usage in the first quarter, we anticipate being free cash flow positive on a full-year basis for 2008,” said John Murphy, Accuride’s President & CEO.

The Company ended the quarter with $46.8 million of cash and revolver availability of $125.0 million, resulting in total liquidity of $171.8 million.  All debt amortization payments have been prepaid through 2011 and the Company believes the recent 2007 changes to its debt covenants provide adequate cushion throughout 2008.

Review and Outlook

“The increase in first quarter revenue compared to the fourth quarter of 2007 reflects positive results related to organic growth and other new business.  Unfortunately high costs and one-time inefficiencies including the labor dispute at our Rockford facility eroded the results of these increases,” said Murphy.  “Since the completion of a mutually acceptable resolution to the labor dispute late in the first quarter, we have experienced significant productivity improvements in our wheel-end business that we currently expect to continue for the remainder of the year.”

“However, despite our expectations for improvements in organic revenue growth and operating performance in subsequent quarters, a number of risks remain.  These risks include a delayed recovery of commercial vehicle demand due to the slowdown in the U.S. economy and significant increases in raw material costs,” continued Murphy.  “We are currently taking actions to mitigate the raw material risks but a delay in the recovery of commercial vehicle builds will cause us to be at the lower end of our guidance range of $100 million to $125 million of Adjusted EBITDA and $5 million to $15 million of free cash flow based on estimated North American Class 8 production of 190,000 to 225,000 units and Class 5-7 production of 190,000 to 205,000 units.”

The Company will conduct a conference call to review its first quarter results on Thursday, May 8, 2008, at 10:00 a.m. Central Time.  The phone number to access the conference call is (866) 510-0705 in the United States, or (617) 597-5363 internationally, access code 82107765.  The conference call will be accompanied by a slide presentation, which can be accessed through the investor relations section of the Company’s web site.  A replay will be available beginning May 8, 2008, at 12:00 p.m. Central Time, continuing to May 15, 2008, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 29291950.  The financial results for the three-month period ended March 31, 2008, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(in thousands except per share data)	2008	2007

NET SALES	$238,210	$325,430
COST OF GOODS SOLD	225,941	301,314
GROSS PROFIT	12,269	24,116
OPERATING EXPENSES:
Selling, general and administrative	13,654	15,051
INCOME (LOSS) FROM OPERATIONS	(1,385)	9,065
OTHER INCOME (EXPENSE):
Interest income	532	544
Interest expense	(16,246)	(12,563)
Other income — net	(1,054)	74
LOSS BEFORE INCOME TAXES	(18,153)	(2,880)
INCOME TAX BENEFIT	(6,412)	(996)
NET LOSS	$(11,741)	$(1,884)

Weighted average common shares outstanding—basic	35,412	34,894

Basic loss per share	$(0.33)	$(0.05)

Weighted average common shares outstanding—diluted	35,412	34,894

Diluted loss per share	$(0.33)	$(0.05)

ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2008	2007

NET LOSS	$(11,741)	$(1,884)
Net interest expense	15,714	12,019
Income tax benefit	(6,412)	(996)
Depreciation and amortization	11,688	21,742
EBITDA	9,249	30,881
Restructuring, severance and other charges(1)	8,089	18,268
Items related to our credit agreement(2)	1,152	27
ADJUSTED EBITDA	$18,490	$49,176

Note:

1)             For the three months ended March 31, 2008, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $8.1 million in costs associated with a labor disruption at our facility in Rockford, Illinois, which affected gross profit.  For the three months ended March 31, 2007, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $18.2 million in costs associated with a reduction in the employee workforce in our steel wheel operations and (ii) $0.1 million in other non-operating costs at our facility in Erie, Pennsylvania.  Items (i) and (ii) affected gross profit.

2)             Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2008, items related to our credit agreement consist of foreign currency losses and other income or expenses of $1.2 million.  Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2007, items related to our credit agreement consist of foreign currency losses and other income or expenses of $0.1 million.

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

ACCURIDE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(In thousands)	2008	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,842	$90,935
Customer and other receivables, net	111,473	87,195
Inventories, net	99,872	92,570
Supplies, net	20,078	20,540
Other current assets	25,591	22,125
Total current assets	303,856	313,365
PROPERTY, PLANT AND EQUIPMENT, net	276,446	279,240
OTHER ASSETS:
Goodwill and other assets	526,463	521,029
TOTAL	$1,106,765	$1,113,634
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$93,678	$80,070
Other current liabilities	67,181	69,884
Total current liabilities	160,859	149,954
LONG-TERM DEBT	572,725	572,725
OTHER LIABILITIES	109,993	117,155
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	263,188	273,800
TOTAL	$1,106,765	$1,113,634

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